Exhibit 24.1
POWERS OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Cintas Corporation, a Washington corporation (the “Registrant”), does hereby constitute and appoint each of Scott D. Farmer, J. Michael Hansen and Thomas E. Frooman, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of shares of common stock, without par value, of the Registrant issuable in connection with the Cintas Corporation 2016 Equity and Incentive Compensation Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts (including facsimile and other electronically transmitted counterparts), each of which will be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 12th day of December 2016.

Signature	Title
/s/ Scott D. Farmer	Chairman and Chief Executive Officer and Director (Principal Executive Officer)
Scott D. Farmer

/s/ J. Michael Hansen	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
J. Michael Hansen

/s/ Richard T. Farmer	Chairman Emeritus of the Board of Directors
Richard T. Farmer

/s/ Gerald S. Adolph	Director
Gerald S. Adolph

/s/ John F. Barrett	Director
John F. Barrett

/s/ Melanie W. Barstad	Director
Melanie W. Barstad

/s/ Robert E. Coletti	Director
Robert E. Coletti

/s/ James J. Johnson	Director
James J. Johnson

/s/ Joseph M. Scaminace	Director
Joseph M. Scaminace

/s/ Ronald W. Tysoe	Director
Ronald W. Tysoe